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EXHIBIT 4

LIBERTY LIVEWIRE CORPORATION
2000 INCENTIVE PLAN
(Effective November 28, 2000)

ARTICLE I

PURPOSE AND EFFECTIVENESS

    1.1 Purpose. The purpose of the Plan is to promote the success of the Company by providing a method whereby (i) eligible employees of the Company and its Subsidiaries and (ii) independent contractors providing services to the Company or its Subsidiaries may be awarded additional remuneration for services rendered and encouraged to invest in capital stock of the Company, thereby increasing their proprietary interest in the Company's businesses, encouraging them to remain in the employ of the Company or its Subsidiaries, and increasing their personal interest in the continued success and progress of the Company or its Subsidiaries. The Plan is also intended to aid in (i) attracting persons of exceptional ability to become officers and employees of the Company and its Subsidiaries and (ii) inducing independent contractors to agree to provide services to the Company.

    1.2 Effective Date. The Plan became effective on November 28, 2000, but shall be subject to approval by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of capital stock of the Company represented in person or by proxy and entitled to vote at the 2001 annual meeting of stockholders of the Company. Any Awards under the Plan made prior to such stockholder approval shall be conditioned upon such approval and shall be null and void if such approval is not obtained.

ARTICLE II

DEFINITIONS

    2.1 Certain Defined Terms. Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural):

      "Affiliate" of a person or an Entity means any other person or Entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such person or Entity; provided, however, that prior to the Liberty Redemption neither AT&T Corp. nor any direct or indirect subsidiary of AT&T Corp., other than Liberty Media Corporation and its direct and indirect subsidiaries, shall be deemed to be an Affiliate of Liberty Media Corporation or any of its direct or indirect subsidiaries.

      "Agreement" means a stock option agreement, stock appreciation rights agreement, restricted shares agreement, stock units agreement or performance award agreement, or an agreement evidencing more than one type of Award, specified in Section 11.5, as any such Agreement may be supplemented or amended from time to time.

      "Approved Transaction" means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which shares of common stock of the Company would be changed or converted into or exchanged for cash, securities or other property, other than any such transaction in which the common stockholders of the Company immediately prior to such transaction have the same proportionate ownership of the common stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the persons or Entities who are common stockholders of the Company immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

      "Award" means a grant of Options, SARs, Restricted Shares, Stock Units, Performance Awards and/or cash under this Plan.

      "Board" means the Board of Directors of the Company.

      "Board Change" means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by (i) Liberty or (ii) the vote of a majority of the directors then still in office who were directors at the beginning of the period (or whose nomination for election was so approved).

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

      "Committee" means the committee of the Board appointed pursuant to Section 3.1 to administer the Plan, or if no such committee shall have been appointed, the Board.

      "Common Stock" means the Class A Common Stock, par value $.01 per share, of the Company.

      "Company" means Liberty Livewire Corporation, a Delaware corporation.

      "Control Purchase" means any transaction (or series of related transactions) in which (i) any "person" (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), or other person or Entity (other than the Company, any Subsidiary, any employee benefit plan sponsored by the Company or any Subsidiary, or any Liberty Entity) shall purchase any common stock of the Company (or securities convertible into common stock of the Company) pursuant to a tender offer or exchange offer (other than any such purchase that, alone and together with any other such purchase of common stock by such "person" or Entity, or any of its respective affiliates, represents less than 5% of the outstanding common stock or voting power of the Company), without the prior consent of the Board, or (ii) any person (as such term is so defined), or other person or Entity (other than the Company, any Subsidiary, any employee benefit plan sponsored by the Company or any Subsidiary, any Liberty Entity, or any Enumerated Person (as defined below)) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company's securities), other than in a transaction (or series of transactions) (A) to which any Liberty Entity is a party or (B) that is approved by the Board. For purposes of this definition, "Enumerated Person" means each of the Chairman of the Board of Liberty as of the Effective Date of this Plan and his respective family members, estates and heirs and any trust or other investment vehicle for the primary benefit of any of such Entities or persons or such persons' respective family members or heirs. As used with respect to any person, the term "family member" means the spouse, siblings and lineal descendants of such person. Anything contained herein to the contrary notwithstanding, neither the Liberty Redemption nor any transaction effected in connection with the Liberty Redemption (as determined by the Board in its sole discretion) shall constitute a "Control Purchase" or "Approved Transaction" for any purposes of this Plan.

      "Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

      "Dividend Equivalents" means, with respect to Restricted Shares to be issued at the end of the Restriction Period, to the extent specified by the Committee only, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number and kind of shares of Common Stock.

      "Domestic relations order" means a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

      "Effective Date" means the date on which the Plan originally became effective.

      "Entity" means any partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of any nature.

      "Equity security" has the meaning ascribed to such term in Section 3(a)(11) of the Exchange Act, and an equity security of an issuer shall have the meaning ascribed thereto in Rule 16a-1 promulgated under the Exchange Act, or any successor Rule.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.

      "Fair Market Value" of a share of Common Stock on any day means the last sale price (or, if no last sale price is reported, the average of the high bid and low asked prices) for a share of Common Stock on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on Nasdaq, or, if not reported on Nasdaq, as quoted by the National Quotation Bureau Incorporated, or if Common Stock is listed on an exchange, on the principal exchange on which the Common Stock is listed. If for any day the Fair Market Value of a share of Common Stock is not determinable by any of the foregoing means (or if the Committee determines for any purpose that the Fair Market Value of a share of Common Stock should be determined on an intra-day basis), then the Fair Market Value for such day (or at a given time on such day) shall be determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate.

      "Free Standing SAR" has the meaning ascribed thereto in Section 7.1.

      "Holder" means an employee of the Company or a Subsidiary or an independent contractor who has received an Award under this Plan.

      "Incentive Stock Option" means a stock option granted under Article VI with respect to shares of Common Stock that is intended to be an incentive stock option within the meaning of Section 422 of the Code.

      "Liberty" means Liberty Media Corporation and any direct or indirect successor by merger, consolidation, binding share exchange, transfer or otherwise to all or substantially all of the assets of Liberty Media Corporation.

      "Liberty Entity" means (i) Liberty, (ii) any Affiliate of Liberty, or (iii) any employee benefit plan sponsored by Liberty or any Affiliate of Liberty.

      "Liberty Media Group" means Liberty Media Group as defined in the charter of AT&T Corp.

      "Liberty Redemption" means the proposed redemption of AT&T Corp. Liberty Media Group tracking stock in exchange for shares of Liberty common stock.

      "Nasdaq" means The Nasdaq Stock Market.

      "Nonqualified Stock Option" means a stock option granted under Article VI with respect to shares of Common Stock that is designated a nonqualified stock option.

      "Option" means any Incentive Stock Option or Nonqualified Stock Option.

      "Performance Award" means an award of cash or property made pursuant to this Plan that is subject to the attainment of one or more Performance Goals and otherwise conforms in all respects with the standards and requirements of Section 162(m).

      "Performance Goal" means a standard established by the Committee, in conformity with Section 162(m), to determine in whole or in part whether a Performance Award shall be earned.

      "Plan" has the meaning ascribed thereto in the Recitals hereto.

      "Restricted Shares" means shares of Common Stock or the right to receive shares of Common Stock, as the case may be, awarded pursuant to Article VIII.

      "Restriction Period" means a period of time beginning on the date of each award of Restricted Shares and ending on the Vesting Date with respect to such award.

      "Retained Distribution" has the meaning ascribed thereto in Section 8.3.

      "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, or any successor Rule. References to paragraphs of Rule 16b-3 shall include the comparable provisions of any successor Rule.

      "SARs" means stock appreciation rights, awarded pursuant to Article VII, with respect to shares of Common Stock.

      "Section 162(m)" means Section 162(m) of the Code and all Treasury Regulations promulgated thereunder, including without limitation Treasury Regulation § 1.162-27(e)(2)(i) and any successor Treasury Regulation.

      "Stock Unit Award" has the meaning ascribed thereto in Section 9.1.

      "Subsidiary" of the Company means any present or future subsidiary (as defined in Section 424(f) of the Code) of the Company or any Entity in which the Company owns directly or indirectly, 50% or more of the voting, capital or profits interests. An Entity shall be deemed a subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

      "Tandem SARs" has the meaning ascribed thereto in Section 7.1.

      "Vesting Date" with respect to any Restricted Shares awarded hereunder means the date on which such Restricted Shares cease to be subject to a risk of forfeiture, as designated in or determined in accordance with the Agreement with respect to such award of Restricted Shares pursuant to Article VIII. If more than one Vesting Date is designated for an award of Restricted Shares, reference in the Plan to a Vesting Date in respect of such Award shall be deemed to refer to each part of such Award and the Vesting Date for such part.

ARTICLE III

ADMINISTRATION

    3.1 Committee. The Plan shall be administered by the Compensation Committee of the Board unless a different committee is appointed by the Board. The Committee shall be comprised of not less than two persons. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee and may remove members of the Committee. With respect to Awards granted to a person subject to Rule 16b-3, unless otherwise determined by the Board, the Committee granting such Award (a) shall be the entire Board or (b) shall be comprised solely of two or more "non-employee directors" as defined by Rule 16b-3. With respect to Awards granted to a "covered employee" under Section 162(m), unless otherwise determined by the Board, the Committee granting such Award shall be comprised solely of two or more "outside directors" as defined by Section 162(m). With respect to Awards granted to a person subject to both Rule 16b-3 and Section 162(m), unless otherwise determined by the Board, all grants will be made in a manner that complies with both Rule 16b-3 and Section 162(m).The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

    3.2 Powers. The Committee shall have full power and authority to grant to eligible persons Options under Article VI of the Plan and, subject to the last sentence of this Section 3.2 shall have full power and authority to grant to eligible persons SARs under Article VII of the Plan, Restricted Shares under Article VIII of the Plan, Stock Units under Article IX of the Plan, and/or Performance Awards under Article X of the Plan, to determine (subject to the express provisions of the Plan) the terms and conditions (which need not be identical) of all Awards so granted, to interpret the provisions of the Plan and any Agreements relating to Awards granted under the Plan, and to supervise the administration of the Plan. If provided in the applicable form of Agreement, the Committee in making an Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award. The Committee shall have sole authority in the selection of persons to whom Awards may be granted under the Plan and in the determination of the timing, pricing and amount of any such Award, subject only to the express provisions of the Plan. In making determinations hereunder, the Committee may take into account the nature of the services rendered by the respective employees and independent contractors, their present and potential contributions to the success of the Company and its Subsidiaries and such other factors as the Committee in its discretion deems relevant. Anything contained herein to the contrary notwithstanding, the Committee shall not grant any Awards in the form of Tandem SARs, Free Standing SARs, Restricted Shares, Stock Units and/or Performance Awards (other than Performance Awards consisting solely of Options) in any calendar year unless the Board (taking into account tax and accounting consequences and other relevant circumstances) shall first have determined that Awards in such form may be granted in such calendar year and shall have approved a form of Agreement applicable to such Award, and any and all such Awards shall be subject to such terms and conditions as the Board shall adopt at or before such determination and approval.

    3.3 Interpretation. The Committee is authorized, subject to the provisions of the Plan, to establish, amend and rescind such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each action and determination made or taken pursuant to the Plan by the Committee, including any interpretation or construction of the Plan, shall be final and conclusive for all purposes and upon all persons. No member of the Committee shall be liable for any action or determination made or taken by him or the Committee in good faith with respect to the Plan.

ARTICLE IV

SHARES SUBJECT TO THE PLAN

    4.1 Number of Shares. Subject to the provisions of this Article IV, the maximum number of shares of Common Stock with respect to which Awards may be granted during the term of the Plan shall be 6,500,000 shares. Shares of Common Stock will be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market. The shares of Common Stock subject to (i) any Award granted under the Plan that shall expire, terminate or be annulled for any reason without having been exercised (or considered to have been exercised as provided in Section 7.2), (ii) any Award of any SARs granted under the Plan that shall be exercised for cash and (iii) any Award of Restricted Shares or Stock Units that shall be forfeited prior to becoming vested (provided that the Holder received no benefits of ownership of such Restricted Shares or Stock Units other than voting rights and the accumulation of Retained Distributions and unpaid Dividend Equivalents that are likewise forfeited), shall again be available for purposes of the Plan.

    4.2 Adjustments. If the Company subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock dividend, stock split, reclassification or otherwise) or combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock (by reverse stock split, reclassification or otherwise), or if the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock, or other similar corporate event (including mergers or consolidations other than those that constitute Approved Transactions) affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in its sole discretion and in such manner as the Committee may deem equitable and appropriate, make such adjustments to any or all of (i) the number and kind of shares which thereafter may be awarded, optioned, or otherwise made subject to the benefits contemplated by the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the purchase or exercise price and the relevant appreciation base with respect to any of the foregoing, provided, however, that the number of shares subject to any Award shall always be a whole number. The Committee may, if deemed appropriate, provide for a cash payment to any Holder of an Award in connection with or in lieu of any adjustment made pursuant to this Section 4.2.

ARTICLE V

ELIGIBILITY

    The persons who shall be eligible to participate in the Plan and to receive Awards under the Plan shall be such employees and independent contractors of the Company and its Subsidiaries (including employees or independent contractors who are officers or directors of the Company or any Subsidiary) as the Committee shall select. Awards may be made to any such employee or independent contractor whether or not he or she holds or has held Awards under this Plan or any similar or other awards under any other plan of the Company or any of its Affiliates. ARTICLE VI Stock Options

    6.1 Grant of Options. Subject to the limitations of the Plan, the Committee shall designate from time to time those eligible persons to be granted Options, the time when each Option shall be granted to such eligible persons, the number of shares of Common Stock subject to such Option, whether such Option is an Incentive Stock Option or a Nonqualified Stock Option and, subject to Section 6.2, the purchase price of the shares of Common Stock subject to such Option. Subject to the other provisions of the Plan, the same person may receive Incentive Stock Options and Nonqualified Stock Options at the same time and pursuant to the same Agreement, provided that Incentive Stock Options and Nonqualified Stock Options are clearly designated as such.

    6.2 Option Price. The price at which shares may be purchased upon exercise of an Option ("Exercise Price") shall be fixed by the Committee and may be more than, less than or equal to the Fair Market Value per share of the Common Stock on the date the Option is granted; provided, however, that the per share Exercise Price of an Option shall not be less than the Fair Market Value per share of the Common Stock on the date the Option is granted (or, if the Committee determines to measure Fair Market Value for this purpose on an intra-day basis, at the time the Option is granted) without the prior approval of the Board.

    6.3 Limitation on Grants. Without limiting the provisions of Section 11.1, no person may be granted in any calendar year Options covering more than]950,000 shares of Common Stock (as such number may be adjusted hereafter as provided in Section 4.2).

    6.4 Term of Options. Subject to the provisions of the Plan and the applicable Agreement with respect to death, retirement and termination of employment, the term of each Option shall be for such period as the Committee shall determine as set forth in the applicable Agreement, but shall in no event be longer than 10 years from the date of grant.

    6.5 Exercise of Options. Each Option granted under the Plan shall become (and remain) exercisable during the term of the Option to the extent provided in the applicable Agreement and this Plan; provided, however, that no Option shall be exercisable prior to the second anniversary of the date of grant, or become exercisable as to more than 25% of the shares subject thereto (on a cumulative basis) on each of the second, third, fourth and fifth anniversaries of the date of grant, without the prior approval of the Board. Unless the Agreement otherwise provides, each Option granted under this Plan may be exercised to the extent exercisable, in whole or in part, at any time and from time to time during the term of such Option; provided, however, that subsequent to the grant of an Option, the Board (or, if the Board expressly provides, the Committee), at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part (without reducing the term of such Option except as otherwise provided herein).

    6.6 Manner of Exercise.

      (a) Form of Payment. An Option shall be exercised by written notice to the Company upon such terms and conditions as the Agreement may provide and in accordance with such other procedures for the exercise of Options as the Committee may establish from time to time. The method or methods of payment of the purchase price for the shares to be purchased upon exercise of an Option and of any amounts required by Section 11.10 shall be as set forth in the applicable Agreement and may consist of the following:

    (i)
    cash,

    (ii)
    check,

    (iii)
    whole shares of Common Stock owned by such Holder immediately prior to the exercise of such Option,

    (iv)
    promissory note,

    (v)
    the withholding of shares of Common Stock issuable upon such exercise of the Option,

    (vi)
    the delivery, together with such other documentation as the Company in its sole and absolute discretion shall require, of irrevocable instructions from the Holder to a broker to (A) promptly sell or make a loan against the shares issuable upon exercise of the Option and (B) promptly deliver to the Company the amount of sale or loan proceeds required to pay the purchase price for such exercise,

    (vii)
    any combination of the foregoing methods of payment, or

    (viii)
    such other consideration and method of payment as may be permitted for the issuance of shares under the Delaware General Corporation Law.

      The permitted method or methods of payment of the amounts payable upon exercise of an Option, if other than in cash, shall be set forth in the applicable Agreement and may be subject to such conditions and/or limitations as the Committee (or, if applicable, the Board) deems appropriate. Without limiting the generality of the foregoing, if a Holder is permitted to elect to have shares of Common Stock issuable upon exercise of an Option withheld to pay all or any part of the amounts payable in connection with such exercise, then the Committee or the Board may each reserve the discretion to approve or disapprove such election.

      (b) Value of Shares. Shares of Common Stock delivered in payment of all or any part of the amounts payable in connection with the exercise of an Option, and shares of Common Stock withheld for such payment, if permitted, shall be valued for such purpose at their Fair Market Value as of the exercise date (or, if the Committee determines to measure Fair Market Value for this purpose on an intra-day basis, at the time of exercise).

      (c) Issuance of Shares. The Company shall effect the transfer of the shares of Common Stock purchased under the Option as soon as practicable after the exercise thereof and payment in full of the purchase price therefor and of any amounts required by Section 11.10, and within a reasonable time thereafter such transfer shall be evidenced on the books of the Company. No Holder or other person exercising an Option shall have any of the rights of a stockholder of the Company with respect to shares of Common Stock subject to an Option granted under the Plan until due exercise and full payment has been made. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment.

    6.7 Nontransferability. Unless otherwise determined by the Committee and provided in the applicable Agreement, Options shall not be transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order and, except as otherwise required pursuant to a domestic relations order, Options may be exercised during the lifetime of the Holder thereof only by such Holder (or his or her court appointed legal representative).

ARTICLE VII

SARs

    7.1 Grant of SARs. Subject to the limitations of the Plan, including the last sentence of Section 3.2 and any terms and conditions imposed by the Board in connection with any Board action authorizing SAR awards pursuant thereto, SARs may be granted by the Committee to such eligible persons in such numbers, and at such times during the term of the Plan as the Committee shall determine. An SAR may be granted to a Holder of an Option (hereinafter called a "related Option") with respect to all or a portion of the shares of Common Stock subject to the related Option (a "Tandem SAR") or may be granted separately to an eligible person (a "Free Standing SAR"). Subject to the limitations of the Plan, SARs shall be exercisable in whole or in part upon notice to the Company upon such terms and conditions as are provided in the Agreement. Without limiting the provisions of Section 11.1, no person may be granted in any calendar year SARs covering more than 950,000 shares of Common Stock (as such number may be adjusted from time to time as provided in Section 4.2).

    7.2 Tandem SARs. A Tandem SAR may be granted either concurrently with the grant of the related Option or (if the related Option is a Nonqualified Option) at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option. Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable (and may be subject to such additional limitations on exercisability as the Agreement may provide), and in no event after the complete termination or full exercise of the related Option. Upon any exercise or termination of the related Option, the Tandem SARs with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the related Option was so exercised or terminated. Subject to the limitations of the Plan, upon the exercise of a Tandem SAR, the Holder thereof shall be entitled to receive from the Company, for each share of Common Stock with respect to which the Tandem SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the related Option purchase price per share (or, if the Committee determines to measure Fair Market Value for this purpose on an intra-day basis, at the time of exercise); provided, however, that the Committee may, in any Agreement granting Tandem SARs, provide that the appreciation realizable upon exercise thereof shall be measured from a base higher than the related Option purchase price.

    7.3 Free Standing SARs. Free Standing SARs shall be exercisable at the time, to the extent and upon the terms and conditions set forth in the applicable Agreement. The base price of a Free Standing SAR shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of the Free Standing SAR. Subject to the limitations of the Plan, upon the exercise of a Free Standing SAR, the Holder thereof shall be entitled to receive from the Company, for each share of Common Stock with respect to which the Free Standing SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the base price per share of such Free Standing SAR.

    7.4 Consideration. The consideration to be received upon the exercise of an SAR by the Holder shall be paid in cash, shares of Common Stock (valued at Fair Market Value on the date of exercise of such SAR, or at any time on such date as determined by the Committee) or a combination of cash and shares of Common Stock as specified in the Agreement, or, if so provided in the Agreement, either as determined by the Committee in its sole discretion or as elected by the Holder, provided that the Committee (and/or the Board, if it so provides in connection with any action pursuant to the last sentence of Section 3.2 hereof) shall have the power to approve or disapprove the election by a Holder to receive cash in full or partial settlement of an SAR, which approval or disapproval may be given at any time. The Company's obligation arising upon the exercise of an SAR may be paid currently or on a deferred basis with such interest or earnings equivalent as the Committee may determine. No fractional shares of Common Stock shall be issuable upon exercise of an SAR and, unless otherwise provided in the applicable Agreement, the Holder will receive cash in lieu of fractional shares. Unless the Committee (or the Board) shall otherwise determine, to the extent an SAR is exercisable, it will be exercised automatically for stock on its expiration date.

    7.5 Limitations. The applicable Agreement may provide for a limit on the amount payable to a Holder upon exercise of SARs at any time or in the aggregate, for a limit on the number or aggregate value of SARs that may be exercised by the Holder in whole or in part for cash during any specified period, for a limit on the time periods during which a Holder may exercise SARs and for such other limits on the rights of the Holder and such other terms and conditions of the SAR as the Committee (or the Board) may determine, including, without limitation, a condition that the SAR may be exercised only in accordance with rules and regulations adopted by the Committee or the Board from time to time. Unless otherwise so provided in the applicable Agreement, any such limit relating to a Tandem SAR shall not restrict the exercisability of the related Option. Such rules and regulations may govern the right to exercise SARs granted prior to the adoption or amendment of such rules and regulations as well as SARs granted thereafter.

    7.6 Exercise. For purposes of this Article VII, the date of exercise of an SAR shall mean the date on which the Company shall have received notice from the Holder of the SAR of the exercise of such SAR.

    7.7 Nontransferability. Unless otherwise determined by the Committee and provided in the applicable Agreement, SARs shall not be transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order and, except as otherwise required pursuant to a domestic relations order, SARs may be exercised during the lifetime of the Holder thereof only by such Holder (or his or her court appointed legal representative).

ARTICLE VIII

RESTRICTED SHARES

    8.1 Grant. Subject to the limitations of the Plan, including the last sentence of Section 3.2 and any terms and conditions imposed by the Board in connection with any Board action authorizing Restricted Share awards pursuant thereto, the Committee shall designate those eligible persons to be granted awards of Restricted Shares, shall determine the time when each such Award shall be granted, whether shares of Common Stock covered by awards of Restricted Shares will be issued at the beginning or the end of the Restriction Period and whether Dividend Equivalents will be paid during the Restriction Period in the event shares of Common Stock are to be issued at the end of the Restriction Period, and shall designate (or set forth the basis for determining) the Vesting Date or Vesting Dates for each award of Restricted Shares and may prescribe other restrictions, terms and conditions applicable to the vesting of such Restricted Shares in addition to those provided in the Plan. The Committee (or the Board) shall determine the price, if any, to be paid by the Holder for the Restricted Shares; provided, however, that the issuance of Restricted Shares shall be made for at least the minimum consideration necessary to permit such Restricted Shares to constitute fully paid and nonassessable shares. All determinations made by the Committee and/or the Board pursuant to this Section 8.1 shall be specified in the Agreement.

    8.2 Issuance of Restricted Shares at Beginning of the Restriction Period. If shares of Common Stock are issued at the beginning of the Restriction Period, the stock certificate or certificates representing such Restricted Shares shall be registered in the name of the Holder to whom such Restricted Shares shall have been awarded. During the Restriction Period, certificates representing the Restricted Shares and any securities constituting Retained Distributions shall bear a restrictive legend to the effect that ownership of the Restricted Shares (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Agreement. Such certificates shall remain in the custody of the Company and the Holder shall deposit with the Company stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or any portion of the Restricted Shares and any securities constituting Retained Distributions that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Agreement.

    8.3 Restrictions. Restricted Shares issued at the beginning of the Restriction Period shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Shares, to receive and retain such dividends and distributions paid or distributed on such Restricted Shares as the Committee (or the Board) may designate, and to exercise all other rights, powers and privileges of a Holder of shares of Common Stock with respect to such Restricted Shares; except, that (a) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived; (b) the Company will retain custody of the stock certificate or certificates representing the Restricted Shares during the Restriction Period as provided in Section 8.2; (c) other than such dividends and distributions as the Committee or the Board may designate, the Company will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and vesting and other conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account; (d) the Holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or any Retained Distributions or his interest in any of them during the Restriction Period; and (e) a breach of any restrictions, terms or conditions provided in the Plan or established by the Committee (or the Board) with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.

    8.4 Issuance of Stock at End of the Restriction Period. Restricted Shares issued at the end of the Restriction Period shall not constitute issued and outstanding shares of Common Stock and the Holder shall not have any of the rights of a stockholder with respect to the shares of Common Stock covered by such an award of Restricted Shares, in each case until such shares shall have been transferred to the Holder at the end of the Restriction Period. If and to the extent that shares of Common Stock are to be issued at the end of the Restriction Period, the Holder shall be entitled to receive Dividend Equivalents with respect to the shares of Common Stock covered thereby (if at all) to such extent, at such time and in such manner as the Committee or the Board may specify in the Agreement.

    8.5 Cash Awards. The Agreement in connection with an award of Restricted Shares may provide for the payment of a cash amount to the Holder of such Restricted Shares at any time after such Restricted Shares shall have become vested. Any such cash awards shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Committee or the Board in the Agreement and shall be in addition to any other salary, incentive, bonus or other compensation payments which such Holder shall be otherwise entitled or eligible to receive from the Company.

    8.6 Completion of Restriction Period. On the Vesting Date with respect to each award of Restricted Shares, and the satisfaction of any other applicable restrictions, terms and conditions (a) all or the applicable portion of such Restricted Shares shall become vested, (b) any Retained Distributions and (to the extent specified in the Agreement) any unpaid Dividend Equivalents with respect to such Restricted Shares shall become vested to the extent that the Restricted Shares related thereto shall have become vested and (c) any cash award to be received by the Holder with respect to such Restricted Shares shall become payable, all in accordance with the terms of the applicable Agreement. Any such Restricted Shares, Retained Distributions and any unpaid Dividend Equivalents that shall not become vested shall be forfeited to the Company, and the Holder shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares, Retained Distributions and any unpaid Dividend Equivalents that shall have been so forfeited. The Committee or the Board may provide that the delivery of any Restricted Shares, Retained Distributions and unpaid Dividend Equivalents that shall have become vested, and payment of any cash awards that shall have become payable, shall be deferred until such date or dates as the recipient may elect. Any election of a recipient pursuant to the preceding sentence shall be filed in writing with the Committee in accordance with such rules and regulations, including any deadline for the making of such an election, as the Committee may provide.

ARTICLE IX

STOCK UNITS

    9.1 Grant. Subject to the limitations of the Plan, including the last sentence of Section 3.2 and any terms and conditions imposed by the Board in connection with any Board action authorizing Stock Unit awards pursuant thereto, the Committee shall have authority to grant to eligible persons awards of Stock Units, which may be in the form of shares of Common Stock or units, the value of which is based, in whole or in part, on the Fair Market Value of shares of Common Stock. Subject to the provisions of the Plan, including rules established pursuant to Section 9.2, awards of Stock Units shall be subject to such terms, restrictions, conditions, vesting requirements and payment rules as the

Committee (or Board) may determine in its sole discretion, which need not be identical for each Award. The determinations made by the Committee (and/or Board) pursuant to this Section 9.1 shall be specified in the applicable Agreement.

    9.2 Rules. The Committee may, in its sole discretion, establish any or all of the following rules for application to an award of Stock Units:

      (a) Any shares of Common Stock that are part of an award of Stock Units may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or if later, the date provided by the Committee at the time of the Award.

      (b) Such Awards may provide for the payment of cash consideration by the person to whom such Award is granted or provide that the Award, and Common Stock to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration; provided, however, that the issuance of any shares of Common Stock in connection with an award of Stock Units shall be for at least the minimum consideration necessary to permit such shares to be deemed fully paid and nonassessable.

      (c) Awards of Stock Units may relate in whole or in part to performance or other criteria established by the Committee at the time of grant.

      (d) Awards of Stock Units may provide for deferred payment schedules, vesting over a specified period of employment, the payment (on a current or deferred basis) of dividend equivalent amounts with respect to the number of shares of Common Stock covered by the Award, and elections by the person to defer payment of the Award or the lifting of restrictions on the Award, if any.

      (e) If the Board action required by the last sentence of Section 3.2 of this Plan expressly authorizes, in such circumstances as the Committee may deem advisable, the Committee may waive or otherwise remove, in whole or in part, any restrictions or limitations to which a Stock Unit Award was made subject at the time of grant.

ARTICLE X

PERFORMANCE AWARDS

    10.1 Terms of Performance Awards. Subject to the limitations of the Plan, including the last sentence of Section 3.2 and any terms and conditions imposed by the Board in connection with any Board action authorizing Performance Awards pursuant thereto, without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. A Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more objective Performance Goals established by the Committee prior to the earlier to occur of (i) 90 days after the commencement of the period of service to which the Performance Goal relates and (ii) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met.

    10.2 Performance Goal Criteria. Subject to Section 162(m), a Performance Goal may be based on one or more business criteria that apply to the individual, one or more business units of the Company, or the Company as a whole, and may include one or more of the following: revenue, net income, stock price, market share, earnings per share, cash flow, free cash flow, EBIT, EBITDA, return on equity, return on assets or decrease in costs, in each case as such criteria may be defined by the Committee prior to or concurrently with the establishment of such Performance Goal. Subject to Section 162(m), unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).

    10.3 Committee Certification. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Awards made pursuant to this Plan shall be determined by the Committee.

    10.4 Certain Limitations. Notwithstanding anything to the contrary contained in this Plan, any Performance Awards made hereunder shall be limited so that no person may be granted Performance Awards consisting of cash or in any other form permitted under this Plan (other than Awards consisting of Options or SARs or otherwise consisting of shares of Common Stock or units denominated in such shares, or, in either case, additional cash amounts related to such an Award) in respect of any one-year period having a value determined on the date of grant in excess of $         $17,500,000.

ARTICLE XI

GENERAL PROVISIONS

    11.1 Acceleration of Options, SARs, Restricted Shares, Stock Units and Performance Awards.

      (a) Death or Disability. If a Holder's employment shall terminate by reason of death or Disability, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option or SAR, each outstanding Option or SAR granted under the Plan shall immediately become exercisable in full in respect of the aggregate number of shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such award of Restricted Shares shall be deemed to have expired and all such Restricted Shares, any related Retained Distributions and (to the extent provided in the applicable Agreement) any unpaid Dividend Equivalents shall become vested and any cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement, (iii) in the case of Stock Units, each such award of Stock Units shall become vested in full, and (iv) in the case of Performance Awards, each such Performance Award shall become vested in full.

      (b) Approved Transactions; Board Change; Control Purchase. In the event of any Approved Transaction, Board Change or Control Purchase, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise, but subject in any event to the last sentence of this Section 11.1(b): (i) in the case of an Option or SAR, each such outstanding Option or SAR granted under the Plan shall become exercisable in full in respect of the aggregate number of shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such award of Restricted Shares shall be deemed to have expired and all such Restricted Shares, any related Retained Distributions and any unpaid Dividend Equivalents shall become vested and any cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement; (iii) in the case of Stock Units, each such award of Stock Units shall become vested in full; and (iv) in the case of Performance Awards, all Performance Goals shall thereupon be deemed to have been achieved, and all Performance Awards shall thereupon be deemed to be fully vested and immediately payable, in each case effective upon the Board Change or Control Purchase or immediately prior to consummation of the Approved Transaction; provided, however, that any Options, SARs or, if applicable, Stock Units not theretofore exercised shall terminate upon consummation of the Approved Transaction. Notwithstanding the foregoing, unless otherwise provided in the applicable Agreement, the Board (or, if the Board expressly provides, the Committee) may, in its discretion, determine that any or all outstanding Awards of any or all types granted pursuant to the Plan will not vest or become exercisable on an accelerated basis, that Performance Goals will not be deemed to have been achieved in connection with an Approved Transaction, and/or that any or all outstanding Awards of any or all types will not terminate if not exercised prior to consummation of the Approved Transaction, if the Board or the surviving or acquiring corporation, as the case may be, shall have taken, or made effective provision for the taking of, such action as in the opinion of the Board (or, if the Board expressly provides, the Committee) is equitable and appropriate to substitute a new Award for such Award or to assume such Award and in order to make such new or assumed Award, as nearly as may be practicable, equivalent to the old Award (without giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the Common Stock may be changed, converted or exchanged in connection with the Approved Transaction.

    11.2 Termination of Employment.

      (a) General. If a Holder's employment shall terminate prior to the complete exercise of an Option or SAR (or deemed exercise thereof, as provided in Section 7.2) or during the Restriction Period with respect to any Restricted Shares or prior to the vesting or complete exercise of any Stock Units or prior to the vesting of any Performance Award, then such Option, SAR, or Stock Unit shall thereafter be exercisable, such Performance Award shall thereafter vest, and the Holder's rights to any unvested Restricted Shares, Retained Distributions, unpaid Dividend Equivalents and cash amounts and any such unvested Stock Units shall thereafter vest, solely to the extent provided in the applicable Agreement; provided, however, that (i) no Option or SAR may be exercised after the scheduled expiration date thereof; (ii) if the Holder's employment terminates by reason of death or Disability, the Option or SAR shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration of such Option or SAR); and (iii) any termination by the Company for cause will be treated in accordance with the provisions of Section 11.2(b).

      (b) Termination by Company for Cause. If a Holder's employment with the Company or a Subsidiary shall be terminated by the Company or such Subsidiary during the Restriction Period with respect to any Restricted Shares, or prior to the exercise of any Option or SAR, or prior to the vesting or complete exercise of any Stock Unit, or prior to the vesting of any Performance Award, for cause (for these purposes, cause shall have the meaning ascribed thereto in any employment agreement to which such Holder is a party or, in the absence thereof, shall include but not be limited to, insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his or her duties and responsibilities for any reason other than illness or incapacity; provided, however, that, unless the Agreement (or such an employment agreement) otherwise provides, if such termination occurs within 12 months after an Approved Transaction, a Control Purchase or a Board Change, termination for cause shall mean only the commission of a fraud, misappropriation, embezzlement or other material act of dishonesty or bad faith, as determined by the Board in good faith and confirmed by the final judgment of any civil or criminal court of proper jurisdiction, which confirmation may be obtained after the effective date of any such termination), then (i) all Options and SARs and all unvested or unexercised Stock Units held by such Holder shall immediately terminate, (ii) such Holder's rights to all Restricted Shares, Retained Distributions, any unpaid Dividend Equivalents and any cash awards shall be forfeited immediately and (iii) such Holder's interest in all unvested Performance Awards shall be forfeited immediately.

      (c) Miscellaneous. The Committee may determine whether any given leave of absence constitutes a termination of employment; provided, however, that for purposes of the Plan (i) a leave of absence, duly authorized in writing by the Company for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed 90 days, and (ii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, if the employee's right to reemployment following such leave is guaranteed either by statute or contract, shall not be deemed a termination of employment. Awards made under the Plan shall not be affected by any change of employment so long as the Holder continues to be an employee of the Company or any Subsidiary.

    11.3 Right of Company to Terminate Employment. Nothing contained in the Plan or in any Award, and no action of the Company, the Board or the Committee with respect thereto, shall confer or be construed to confer on any Holder any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of the Holder at any time, with or without cause; subject, however, to the provisions of any employment agreement between the Holder and the Company or any Subsidiary.

    11.4 Nonalienation of Benefits. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits.

    11.5 Written Agreement. Each grant of an Option under the Plan shall be evidenced by a stock option agreement which shall designate the Options granted thereunder as Incentive Stock Options or Nonqualified Stock Options; each SAR shall be evidenced by a stock appreciation rights agreement; each award of Restricted Shares shall be evidenced by a restricted shares agreement; each award of Stock Units shall be evidenced by a stock units agreement; each Performance Award shall be evidenced by a performance award agreement, each in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Board (or, if the Board expressly provides, the Committee) from time to time shall approve; provided, however, that if more than one type of Award is made to the same Holder, such Awards may be evidenced by a single agreement with such Holder. Each grantee of an Option, SAR, Restricted Shares, Stock Units or Performance Awards shall be notified promptly of such grant and a written agreement shall be promptly executed and delivered by the Company and the grantee, provided that, in the discretion of the Committee, such grant of Options, SARs, Restricted Shares, Stock Units or Performance Award shall terminate if such written agreement is not signed by such grantee (or his attorney) and delivered to the Company within 60 days after the date the Committee approved such grant. Any such written agreement may contain (but shall not be required to contain) such provisions as the Committee deems appropriate (i) to insure that the penalty provisions of Section 4999 of the Code will not apply to any stock or cash received by the Holder from the Company or (ii) if the Board expressly so authorizes, to provide cash payments to the Holder to mitigate the impact of such penalty provisions upon the Holder. Any such agreement may be supplemented or amended from time to time as approved by the Committee as contemplated by Section 11.8(b).

    11.6 Designation of Beneficiaries. Each person who shall be granted an Award under the Plan may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Committee on a form to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of such person.

    11.7 Right of First Refusal. The Agreements may contain such provisions as the Committee shall determine to the effect that if a Holder elects to sell all or any shares of Common Stock that such Holder acquired upon the exercise of an Option or SAR or upon the vesting of Restricted Shares or Stock Units awarded under the Plan, then such Holder shall not sell such shares unless such Holder shall have first offered in writing to sell such shares to the Company at Fair Market Value on a date specified in such offer (which date shall be at least three business days and not more than ten business days following the date of such offer). In any such event, certificates representing shares issued upon exercise of Options or SARs and the vesting of Restricted Shares or Stock Units shall bear a restrictive legend to the effect that transferability of such shares are subject to the restrictions contained in the Plan and the applicable Agreement and the Company may cause the transfer agent for the Common Stock to place a stop transfer order with respect to such shares.

    11.8 Termination and Amendment.

      (a) General. Unless the Plan shall theretofore have been terminated as hereinafter provided, no Awards may be made under the Plan on or after the tenth anniversary of the Effective Date. The Board may at any time prior to the tenth anniversary of the Effective Date terminate the Plan, and may, from time to time, suspend or discontinue the Plan or modify or amend the Plan in such respects as it shall deem advisable; except that no such modification or amendment shall be effective prior to approval by the Company's stockholders to the extent such approval is then required by any applicable legal requirements.

      (b) Modification. No termination, modification or amendment of the Plan may, without the consent of the person to whom any Award shall theretofore have been granted, adversely affect the rights of such person with respect to such Award. No modification, extension, renewal or other change in any Award granted under the Plan shall be made after the grant of such Award, unless the same is consistent with the provisions of the Plan. With the consent of the Holder and subject to the terms and conditions of the Plan (including Section 11.8(a), the last sentence of Section 3.2, and any terms and conditions imposed by the Board in connection with any Board action pursuant to Section 3.2), the Committee may amend outstanding Agreements with any Holder, including, without limitation, any amendment that would (i) accelerate the time or times at which the Award may be exercised and/or (ii) extend the scheduled expiration date of the Award. Without limiting the generality of the foregoing, the Committee may, but solely with the Holder's consent unless otherwise provided in the Agreement, agree to cancel any Award under the Plan and issue a new Award in substitution therefor, provided that the Award so substituted shall satisfy all of the requirements of the Plan as of the date such new Award is made. Nothing contained in the foregoing provisions of this Section 11.8(b) shall be construed to prevent the Committee from providing in any Agreement that the rights of the Holder with respect to the Award evidenced thereby shall be subject to such rules and regulations as the Committee (or the Board) may, subject to the express provisions of the Plan, adopt from time to time, or impair the enforceability of any such provision.

    11.9 Government and Other Regulations. The obligation of the Company with respect to Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange or association on which the Common Stock may be listed or quoted. For so long as any of the Common Stock is registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (i) to maintain a registration statement in effect under the Securities Act of 1933 with respect to all shares of Common Stock that may be issued to Holders under the Plan, and (ii) to file in a timely manner all reports required to be filed by it under the Exchange Act.

    11.10 Withholding. The Company's obligation to deliver shares of Common Stock or pay cash in respect of any Award under the Plan shall be subject to applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax due at the time of an Award, upon the exercise of any Option or SAR or upon the vesting of, or expiration of restrictions with respect to, Restricted Shares or Stock Units, as appropriate, may, in the discretion of the Board (or, if the Board expressly provides, the Committee), be paid in shares of Common Stock already owned by the Holder or through the withholding of shares otherwise issuable to such Holder, upon such terms and conditions (including, without limitation, the conditions referenced in Section 6.6) as the Board (or the

Committee) shall determine. If the Holder shall fail to pay, or make arrangements satisfactory to the Board and the Committee for the payment to the Company of all such federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Holder an amount equal to any federal, state or local taxes of any kind required to be withheld by the Company with respect to such Award, as determined by the Committee on such basis as the Committee shall deem appropriate.

    11.11 Separability. It is the intent of the Company that Awards under this Plan comply with certain exemptive provisions of Rule 16b-3 with respect to persons subject to Section 16 of the Exchange Act and with certain exemptive provisions of Section 162(m) of the Code with respect to persons covered thereby, unless otherwise provided herein or in an Award Agreement, that any ambiguities or inconsistencies in the construction of this Plan be interpreted to give effect to such intentions, and that if any provision of this Plan is found not to be consistent with the availability of either of such exemptive provisions or with any other requirement of law, such provision shall be null and void to the extent required to comply with such exemptive provisions and/or applicable law.

    11.12 Non-Exclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

    11.13 Exclusion from Pension and Profit-Sharing Computation. By acceptance of an Award, unless otherwise provided in the applicable Agreement, each Holder shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan, program or policy of the Company or any Subsidiary. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Holder that is payable to such beneficiary under any life insurance plan covering employees of the Company or any Subsidiary.

    11.14 Unfunded Plan. Neither the Company nor any Subsidiary shall be required to segregate any cash or any shares of Common Stock which may at any time be represented by Awards and the Plan shall constitute an "unfunded" plan of the Company. Except as provided in Article VIII with respect to awards of Restricted Shares and except as expressly set forth in writing, no person shall have voting or other rights with respect to the shares of Common Stock covered by an Award prior to the delivery of such shares. Neither the Company nor any Subsidiary shall, by any provisions of the Plan, be deemed to be a trustee of any Common Stock or any other property, and the liabilities of the Company and any Subsidiary to any person pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any employee, former employee or beneficiary under the Plan shall be limited to those of a general creditor of the Company or the applicable Subsidiary, as the case may be. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations of the Company under the Plan, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

    11.15 Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

    11.16 Accounts. The delivery of any shares of Common Stock and the payment of any amount in respect of an Award shall be for the account of the Company or the applicable Subsidiary, as the case may be, and any such delivery or payment shall not be made until the recipient shall have paid or made satisfactory arrangements for the payment of any applicable withholding taxes as provided in Section 11.10.

    11.17 Legends. In addition to any legend contemplated by Section 11.7, each certificate evidencing Common Stock subject to an Award shall bear such legends as the Committee deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions of the Award applicable to such shares, including, without limitation, any to the effect that the shares represented thereby may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such disposition will not violate any federal or state securities laws.

    11.18 Company's Rights. The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

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EXHIBIT 4
LIBERTY LIVEWIRE CORPORATION 2000 INCENTIVE PLAN (Effective November 28, 2000)
ARTICLE I PURPOSE AND EFFECTIVENESS
ARTICLE II DEFINITIONS
ARTICLE III ADMINISTRATION
ARTICLE IV SHARES SUBJECT TO THE PLAN
ARTICLE V ELIGIBILITY
ARTICLE VII SARs
ARTICLE VIII RESTRICTED SHARES
ARTICLE IX STOCK UNITS
ARTICLE X PERFORMANCE AWARDS
ARTICLE XI GENERAL PROVISIONS